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                    AMERICAN GROWTH FUND, INC.
       ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
        CREATING THREE ADDITIONAL CLASSES OF COMMON STOCK


          AMERICAN GROWTH FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporate Trust Incorporated, 32 South Street, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with authority to issue FIFTY MILLION (50,000,000) shares of Class D Common Stock of one series bearing the same name as that of the Corporation. All shares of the Corporation's capital stock have a par value of one cent ($0.01) per share and an aggregate par value of FIVE HUNDRED THOUSAND DOLLARS ($500,000).

          SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified TEN MILLION ($10,000,000) authorized and unissued shares of the Class D Common Stock of the Corporation as Class A Common Stock with par value of one cent ($0.01) per share and an aggregate par value of ONE HUNDRED THOUSAND DOLLARS ($100,000).

          THIRD: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class A Common Stock are as follows:

          The Class A Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class D Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

          (i) Expenses related to the distribution of the Class A Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

          (ii) Such distribution expenses borne solely by Class A Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

          FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified TEN MILLION (10,000,000)

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authorized and unissued shares of the Class D Common Stock of the
Corporation as Class B Common Stock with par value of one cent ($0.01) per share and an aggregate par value of ONE HUNDRED THOUSAND ($100,000).

          FIFTH:    The preferences, designations, conversion or other
rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class B Common Stock are as follows:

          The Class B Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class D Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

          (i) Expenses related to the distribution of the Class B Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

          (ii) Such distribution expenses borne solely by Class B Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class;

          .(iii) Shares of Class B Common Stock shall convert to an equivalent number (based upon their respective net asset values) of shares of Class A Common Stock upon the terms and in the manner and at the time or times as described in the Corporation's prospectus and statement of additional information contained in its registration statement current and effective at the time of the sale of the particular shares of Class B Common Stock; and

          .(iv) Shares of Class B Common Stock shall be subject to such redemption fees and/or deferred or contingent deferred sales charges upon the terms and in the manner and at the time or times as described in the Corporation's prospectus and statement of additional information contained in its registration statement current and effective at the time of the sale of the particular shares of Class B Common Stock.

          SIXTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified TEN MILLION ($10,000,000) authorized and unissued shares of the Class D Common Stock of the Corporation as Class C Common Stock with par value of one cent ($0.01) per share and an aggregate par value of ONE HUNDRED THOUSAND DOLLARS ($100,000).


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          SEVENTH:  The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class C Common Stock are as follows:

          The Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class D Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

          (i) Expenses related to the distribution of the Class C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

          (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; and

          .(iii) Shares of Class C Common Stock shall be subject to such redemption fees and/or deferred or contingent deferred sales charges upon the terms and in the manner and at the time or times as described in the Corporation's prospectus and statement of additional information contained in its registration statement current and effective at the time of the sale of the particular shares of Class C Common Stock.
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          IN WITNESS WHEREOF, American Growth Fund, Inc. has caused these
Articles
Supplementary to be signed in its name and on its behalf by its President and attested by its
Secretary on February 22, 1996.


                              AMERICAN GROWTH FUND, INC.


                              BY: /s/ Robert Brody
                                   Robert Brody
                                   President

Attest:

 /s/ D. Leann Baird
D. Leann Baird
Secretary


          THE UNDERSIGNED, President of AMERICAN GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                               /s/ Robert Brody
                              Robert Brody
                              President